SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 31, 2002

EntreMed, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-20713	58-1959440

(Commission File Number)	(I.R.S. Employer Identification No.)

9640 Medical Center Drive, Rockville, MD	20850

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(301) 217-9858

(NOT APPLICABLE)

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

     Pursuant to an Asset Purchase Agreement by and between Celgene Corporation (“Celgene”) and EntreMed, Inc. (the “Company”), dated as of December 31, 2002 (the “Asset Purchase Agreement”), attached hereto as Exhibit 99.2, the Company sold its assets, properties and rights relating to the Company’s thalidomide analog programs to Celgene. As part of the transaction, the Company terminated its Analog Agreements and License Agreement with Children’s Medical Center Corporation.

     The Company and Celgene also agreed to settle all outstanding litigation between them relating to the intellectual property covering the Company’s thalidomide analog programs that were transferred to Celgene. In connection with the Asset Purchase Agreement and the settlement of the litigation, the Company received $10,000,000. The Company and Celgene negotiated the terms of the transactions on an arm’s length basis.

Item 5. Other Events and Regulation FD Disclosure

     Pursuant to a Securities Purchase Agreement by and among the Company and Celgene, dated as of December 31, 2002 (the “Securities Purchase Agreement”), attached hereto as Exhibit 99.3, the Company issued (i) 3,350,000 shares of its newly-created Series A Convertible Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”), and (ii) warrants (the “Warrant”) to purchase its common stock, $.01 par value per share (the “Common Stock”), to Celgene for $16.75 million.

     The Series A Preferred Stock is convertible into an aggregate of 16,750,000 shares of Common Stock at an equivalent price of $1.00 per share. At any time after December 31, 2003, the Company may cause the Series A Preferred Stock to convert automatically, if the average per share closing price of the Common Stock is greater than $5.00 over a 60-trading day period and certain other conditions are satisfied. The conversion price will be adjusted for stock splits, stock dividends, combinations, recapitalizations and similar events.

     The Series A Preferred Stock will accrue and cumulate dividends at a rate of 6% and will participate in dividends declared and paid on the Common Stock, if any. All accrued dividends must be paid before any dividends may be declared or paid on the Common Stock, and will be added to the liquidation preference of the Series A Preferred Stock payable upon the liquidation, dissolution or winding up of the Company.

     Holders of the Series A Preferred Stock generally will vote together with the holders of shares of Common Stock, with each share of Series A Preferred Stock representing that number of votes equal to that number of shares of Common Stock into which it is then convertible.

     The Warrant may be exercised on or after July 13, 2003 for up to 7,000,000 shares of Common Stock at an exercise price of $1.50 per share (the “Exercise Price”) (both as adjusted for stock splits, stock dividends, stock combinations, distributions of assets or similar transactions). The Warrant, which expires on January 13, 2010, is exercisable on a net issuance or “cashless” basis; any portion of the Warrant not exercised by the expiration date will be automatically exercised pursuant to the cashless exercise feature if the closing price in the five days leading up to the expiration date exceeds the then-current Exercise Price.

     If Celgene chooses to convert all of the Series A Preferred Stock and exercise the Warrant in full for cash, Celgene would own approximately 49% of the Company based on the shares of the Common Stock outstanding on the date of issuance.

     Pursuant to the Securities Purchase Agreement, Celgene has the right to request that the Company increase the size of its Board of Directors and/or create vacancies on its Board of Directors to allow Celgene to appoint two designees to the Board of Directors. Celgene also has preemptive rights with respect to future issuances of the Company’s securities.

     The Company and Celgene have also entered into an Investor and Registration Rights Agreement, dated as of December 31, 2002, which is attached hereto as Exhibit 99.6 (the “Investor and Registration Rights Agreement”). Pursuant to the Investor and Registration Rights Agreement, under certain conditions the Company is obligated to file a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock and upon exercise of the Warrant. The Company has also granted piggyback registration rights to the holders of such shares to participate, to a limited extent, in certain registered offerings of the Company’s securities.

     Celgene and the Company have also entered into a Standstill Agreement dated December 31, 2002 (the “Standstill Agreement”), attached hereto as Exhibit 99.7. Under the Standstill Agreement, until March 31, 2003, the Company may not, among other things, enter into any arrangement with respect to a merger, consolidation or other business combination involving the Company or the acquisition of all or any significant portion of the Company’s assets or capital stock (an “Acquisition Transaction”) or, except in limited circumstances, issue or sell any stock or rights to acquire stock. However, the Standstill Agreement does not prevent the Company from entering into non-oncology partnering arrangements or engaging in discussions with respect to an Acquisition Transaction that may be consummated after March 31, 2003. Until April 1, 2003, the Company must operate in the ordinary course of business consistent with past practice and must notify Celgene of any proposals it receives regarding an Acquisition Transaction.

     The above summarizes and does not provide a complete description of the Asset Purchase Agreement, the Securities Purchase Agreement, the Investor and Registration Rights Agreement, the Standstill Agreement, the Warrant, and the terms of the Series A Preferred Stock as outlined in the Certificate of Designation of Series A Preferred Stock, which is attached hereto as Exhibit 99.4. The above summary is qualified in its entirely by reference to the full text of these documents, which are attached as exhibits hereto. For a more complete description of the terms of the Series A Preferred Stock and the Warrant, you are also referred to the Company’s prospectus supplement covering the issuance of the securities to Celgene, filed with the Securities and Exchange Commission on January 2, 2003.

Item 7. Financial Statements, Pro Forma Information and Exhibits

(a)  Financial statements of business acquired:

     Not applicable.

(b)  Pro forma financial information:

     The following unaudited pro forma consolidated financial information of EntreMed, Inc. (the “Company”) is based on the historical financial statements of the Company, adjusted to give pro forma effect to a transaction comprised of the sale of its assets, properties and rights relating to the Company’s thalidomide analog programs, the settlement of the litigation with and the sale of convertible preferred stock to Celgene Corporation (the “Transaction”).

     The unaudited pro forma consolidated balance sheet as of September 30, 2002 gives effect to the Transaction as if it occurred on September 30, 2002. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2002 and for the year ended December 31, 2001 give effect of the Transaction as if it had occurred at the beginning of the earliest period presented. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The unaudited consolidated financial statements do not purport to represent what the Company’s results of operations or financial condition would actually have been had the transaction in fact occurred on such dates, nor do they purport to project the Company’s results of operations or financial condition for any future period or date. The information set forth below should be read in conjunction with the Company’s unaudited consolidated financial statements and notes thereto as of and for the nine months ended September 30, 2002, contained in Form 10K and the audited consolidated financial statements and notes thereto as of December 31, 2001 and for the three years then ended which are included in the Company’s form 10-K.

ENTREMED, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF SEPTEMEBER 30, 2002

		Pro-forma
	Actual	Adjustments		Pro-forma

ASSETS
Current assets:
Cash and cash equivalents	$4,793,445	$23,750,000	(1)	$28,543,445
Interest receivable	6,092			6,092
Accounts receivable	334,842			334,842
Prepaid expenses and other	367,833			367,833

Total current assets	5,502,212	23,750,000		29,252,212
Furniture and equipment, net	3,476,541			3,476,541
Other assets	15,645			15,645

Total assets	$8,994,398	$23,750,000		$32,744,398

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,790,054	$—		$8,790,054
Accrued liabilities	1,030,712	1,495,000	(2)	2,525,712
Deferred revenue — current	95,496			95,496
Current portion of notes payable	189,775			189,775
Current portion of convertible debt	1,111,770			1,111,770
Common stock repurchase liability	3,362,921			3,362,921

Total current liabilities	14,580,728	1,495,000		16,075,728

Non current deferred revenue	310,362			310,362
Other long term liabilities	80,000			80,000
Long term convertible debt	3,073,978			3,073,978

Total liabilities	18,045,068	1,495,000		19,540,068
Minority interest	17,237			17,237

Stockholders’ equity:
Convertible preferred stock, $1.00 par and $1.50
Liquidation value:
5,000,000 shares authorized, none issued and outstanding at September 30, 2002 (unaudited)	—	3,350,000	(3)	3,350,000
Common stock, $.01 par value:
90,000,000 shares authorized, 22,511,193 (unaudited) shares issued and outstanding at September 30, 2002	225,062			225,062
Treasury stock, at cost: 583,333 shares held at September 30, 2002 (unaudited)	(7,666,746)			(7,666,746)
Additional paid-in capital	210,249,327	12,562,500	(3)	222,811,827
Deferred stock compensation	(61,846)			(61,846)
Accumulated deficit	(211,813,704)	6,342,500	(4)	(205,471,204)

Total stockholders’ equity	(9,067,907)	22,255,000		13,187,093

Total liabilities and stockholders’ equity	$8,994,398	$23,750,000		$32,744,398

ENTREMED, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(1)  Represents proceeds from sale of asset and sale of convertible preferred stock

(2)  Represents liability accrual for transaction related fees

(3)  Issuance of 3,350,000 shares of convertible preferred stock for net proceeds of $15,912,500

(4)  Represents gain on asset sale less transaction fees

ENTREMED, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2001

	Actual	Pro-forma
	As Filed	Adjustments		Pro-forma

Revenues:
Grant	$358,427	$—		$358,427
Royalty	1,440,070			1,440,070
Other	63,444			63,444

Total revenues	1,861,941	—		1,861,941

Expenses:
Research and development	52,858,838	(1,302,890	) (1)	51,555,948
General and administrative	15,815,353			15,815,353

	68,674,191	(1,302,890)		67,371,301
Interest expense	(344,969)			(344,969)
Investment income	1,437,966			1,437,966
Gain on sale of royalty interest	22,410,182			22,410,182

Net loss	$(43,309,071)	$1,302,890		$(42,006,181)

Net loss per share (basic and diluted)	$(2.39)			$(2.32)

Weighted average number of shares outstanding (basic and diluted)	18,093,174			18,093,174

ENTREMED, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(1)  Represents reversal of ENMD 0995 R&D Expenses recognized for the reporting period.

ENTREMED, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

	Actual	Pro-forma
	As Filed	Adjustments		Pro-forma

Revenues:
Grant	$34,830	$—		$34,830
Collaborative R&D	551,508			551,508
Licensing	71,622			71,622
Royalty	1,679			1,679
Other	55,030			55,030

Total revenues	714,669	—		714,669

Expenses:
Research and development	27,041,496	(1,381,432	) (1)	25,660,064
General and administrative	11,199,493			11,199,493

	38,240,989	(1,381,432)		36,859,557
Interest expense	(296,254)			(296,254)
Investment income	305,336			305,336

Net loss	$(37,517,238)	$1,381,432		$(36,135,806)

Net loss per share (basic and diluted)	$(1.72)			$(1.65)

Weighted average number of shares outstanding (basic and diluted)	21,874,803			21,874,803

ENTREMED, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(1)  Represents reversal of ENMD 0995 R&D Expenses recognized for the reporting period.

(c)  Exhibits

99.1	Press Release dated January 2, 2003

99.2	Asset Purchase Agreement by and between Celgene Corporation and EntreMed, Inc., dated as of December 31, 2002

99.3	Securities Purchase Agreement by and among EntreMed, Inc., and Celgene Corporation, dated as of December 31, 2002

99.4	EntreMed, Inc. Certificate of Designation of Series A Convertible Preferred Stock, filed with the Delaware Secretary of State on December 31, 2002

99.5	Warrant to Purchase Common Stock, dated January 13, 2003, issued by EntreMed, Inc. in favor of Celgene Corporation

99.6	Investor and Registration Rights Agreement by and between EntreMed, Inc. and Celgene Corporation, dated as of December 31, 2002

99.7	Standstill Agreement by and between EntreMed, Inc. and Celgene Corporation, dated December 31, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREMED, INC.

Date: January 15, 2003	By:	/s/ Dane R. Saglio Dane R. Saglio Chief Accounting Officer